Exhibit 31.4

CERTIFICATION

I, Scott E. Royer, certify that:

1.	I have reviewed this amendment to the quarterly report on Form 10-Q for the three months ended September 30, 2020 of Vaccinex, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 19, 2020

/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer (Principal Financial Officer)